SUNAMERICA SERIES TRUST
AMENDED AND RESTATED DESIGNATION OF SERIES OF
SHARES
	WHEREAS, the Trust adopted an Amended and Restated
Declaration of Trust as of December 1, 2016 (the "Declaration");
	WHEREAS, the Trustees of the Trust, acting pursuant to the Declaration of Trust as then in effect, have heretofore divided the shares of beneficial interest in the Trust, without par value (the "Shares") into fifty series, as set forth on Schedule A to the Declaration (each a "Series" and collectively, the "Series");
	WHEREAS, the Trustees of the Trust, at a meeting held on October 5, 2016, authorized the change in the name of the Equity Index Portfolio to the SA Large Cap Index Portfolio, effective as of February 6, 2017;
	WHEREAS, the Trustees of the Trust, at a meeting held on March 23, 2017, authorized the establishment of the following additional Series of the Trust:
		SA Legg Mason Tactical Opportunities Portfolio;
	WHEREAS, the Trustees of the Trust, at a meeting held on June
13, 2017, authorized the establishment of the following additional four Series of the Trust
	SA Fixed Income Intermediate Index Portfolio
	SA Goldman Sachs Multi-Asset Insights Portfolio
	SA T. Rowe Price Asset Allocation Growth Portfolio
	SA VCP Index Allocation Portfolio

and authorized the change in the name of several Series of the Trust as follows, effective as of October 9, 2017:

Prior Series Name                New Series Name
Small & Mid Cap Value Portfolio  SA AB Small & Mid Cap Value
                                               Portfolio
American Funds Asset Allocation SAST        Portfolio
Portfolio                         SA American Funds Asset Allocation

American Funds Global Growth SAST SA American Funds Global Growth Portfolio
Portfolio                         SA American Funds Growth SAST Portfolio
                                  SA American Funds Growth Portfolio
American Funds Growth-Income SAST
Portfolio                         SA American Funds Growth-Income Portfolio
VCP Managed Asset Allocation SAST SA American Funds VCP Managed Asset
                                    Allocation Portfolio
Blue Chip Growth Portfolio        SA Blue Chip Growth Portfolio
Capital Growth Portfolio          SA Boston Company Capital Growth Portfolio
Technology Portfolio              SA Columbia Technology Portfolio
Ultra Short Bond Portfolio        SA DFA Ultra Short Bond Portfolio
Dogs of Wall Street Portfolio     SA Dogs of Wall Street Portfolio
Corporate Bond Portfolio          SA Federated Corporate Bond Portfolio
Real Estate Portfolio             SA Pyramis Real Estate Portfolio
Foreign Value Portfolio           SA Franklin Foreign Value Portfolio
Small Company Value Portfolio     SA Franklin Small Company Value Portfolio
Global Bond Portfolio             SA Goldman Sachs Global Bond Portfolio
Growth Opportunities Portfolio    SA Invesco Growth Opportunities Portfolio
VCP Value Portfolio               SA Invesco VCP Equity-Income Portfolio
Balanced Portfolio                SA JPMorgan Balanced Portfolio
Emerging Markets Portfolio        SA JPMorgan Emerging Markets Portfolio
Global Equities Portfolio         SA JPMorgan Global Equities Portfolio
Growth-Income Portfolio           SA JPMorgan Equity-Income Portfolio
Mid-Cap Growth Portfolio          SA JPMorgan Mid-Cap Growth Portfolio
Telecom Utility Portfolio         SA MFS Telecom Utility Portfolio
International Diversified Equities
Portfolio                          SA Morgan Stanley International Equities
                                   Portfolio
Equity Opportunities Portfolio   SA Oppenheimer Main Street Large Cap Portfolio
VCP Total Return Balanced Portfolio SA PIMCO VCP Tactical Balanced Portfolio
High-Yield Bond Portfolio          SA PineBridge High-Yield Bond Portfolio
International Growth and Income
Portfolio SA Putnam International Growth and Income Portfolio
SunAmerica Dynamic Allocation Portfolio SA VCP Dynamic Allocation Portfolio SunAmerica Dynamic Strategy Portfolio SA VCP Dynamic Strategy Portfolio
Aggressive Growth Portfolio            SA Wells Capital Aggressive Growth
                                       Portfolio
Fundamental Growth Portfolio           SA Wells Capital Fundamental Growth
                                        Portfolio

	WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the establishment and designation of the following six additional Series of the Trust:

*	SA Large Cap Growth Index Portfolio
*	SA Large Cap Value Index Portfolio
*	SA Emerging Markets Equity Index Portfolio
*	SA Global Index Allocation 90/10 Portfolio
*	SA Global Index Allocation 75/25 Portfolio
*	SA Global Index Allocation 60/40 Portfolio

and further authorized the changes in the names of several series of the Trust to correct scrivene's errors in the prior designation as follows:

Prior Designation			Corrected Name
SA Blue Chip Growth Portfolio		MA MFS Blue Chip
Growth Portfolio
SA Wells Capital Aggressive Growth	SA WellsCap Aggressive Growth
Portfolio				Portfolio

SA Wells Capital Fundamental Growth	SA WellsCap Fundamental Growth
Portfolio				Portfolio

	NOW THEREFORE, the prior designations are hereby amended and restated in their entirety to incorporate the actions of the Trustees of the Trust taken at the November 29, 2017 meeting and to correct certain scrivener's errors in the prior designations, and the undersigned does hereby certify that, effective as of November 29, 2017, the following
Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	SA AB Growth Portfolio
2.	SA AB Small & Mid Cap Value Portfolio
3.	SA American Funds(r) VCP Managed Asset Allocation
Portfolio
4.	SA American Funds(r) Asset Allocation Portfolio
5.	SA American Funds(r) Global Growth Portfolio
6.	SA American Funds(r) Growth Portfolio
7.	SA American Funds(r) Growth-Income Portfolio
8.	SA Blackrock VCP Global Multi Asset Income Portfolio
9.	SA Boston Company Capital Growth Portfolio
10.	SA Columbia Technology Portfolio
11.	SA DFA Ultra Short Bond Portfolio
12.	SA Dogs of Wall Street Portfolio
13.	SA Emerging Markets Equity Index Portfolio
14.	SA Federated Corporate Bond Portfolio
15.	SA Fixed Income Index Portfolio
16.	SA Fixed Income Intermediate Index Portfolio
17.	SA Franklin Foreign Value Portfolio
18.	SA Franklin Small Company Value Portfolio
19.	SA Global Index Allocation 60/40 Portfolio
20.	SA Global Index Allocation 75/25 Portfolio
21.	SA Global Index Allocation 90/10 Portfolio
22.	SA Goldman Sachs Global Bond Portfolio
23.	SA Goldman Sachs Multi-Asset Insights Portfolio
24.	SA Index Allocation 60/40 Portfolio
25.	SA Index Allocation 80/20 Portfolio
26.	SA Index Allocation 90/10 Portfolio
27.	SA International Index Portfolio
28.	SA Invesco Growth Opportunities Portfolio
29.	SA Invesco VCP Equity-Income Portfolio
30.	SA Janus Focused Growth Portfolio
31.	SA JPMorgan Balanced Portfolio
32.	SA JPMorgan Emerging Markets Portfolio
33.	SA JPMorgan Equity-Income Portfolio
34.	SA JPMorgan Global Equities Portfolio
35.	SA JPMorgan MFS Core Bond Portfolio
36.	SA JPMorgan Mid-Cap Growth Portfolio
37.	SA Large Cap Growth Index Portfolio
38.	SA Large Cap Index Portfolio
39.	SA Large Cap Value Index Portfolio
40.	SA Legg Mason BW Large Cap Value Portfolio
41.	SA Legg Mason Tactical Opportunities Portfolio
42.	SA MFS Blue Chip Growth Portfolio
43.	SA MFS Telecom Utility Portfolio
44.	SA MFS Massachusetts Investors Trust Portfolio
45.	SA MFS Total Return Portfolio
46.	SA Mid Cap Index Portfolio
47.	SA Morgan Stanley International Equities Portfolio
48.	SA Oppenheimer Main Street Large Cap Portfolio
49.	SA PIMCO VCP Tactical Balanced Portfolio
50.	SA PineBridge High-Yield Bond Portfolio
51.	SA Putnam International Growth and Income Portfolio
52.	SA Pyramis(r) Real Estate Portfolio
53.	SA Schroders VCP Global Allocation Portfolio
54.	SA Small Cap Index Portfolio
55.	SA T. Rowe Price Asset Allocation Growth Portfolio
56.	SA T. Rowe Price VCP Balanced Portfolio
57.	SA VCP Dynamic Allocation Portfolio
58.	SA VCP Dynamic Strategy Portfolio
59.	SA VCP Index Allocation Portfolio
60.	SA WellsCap Aggressive Growth Portfolio
61.	SA WellsCap Fundamental Growth Portfolio
1.	Each Share of each Series is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Series is unlimited.
3.	Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of
1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time
("Prospectus").  Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4.	With respect to each Series, (a) the purchase price of the Shares,
(b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e)
minimum purchase amounts, if any, (f) minimum account size, if any, (g)
the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the
Shareholders.
6.	The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.
7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.
	IN WITNESS WHEREOF, the undersigned, being the Secretary
of the Trust, has executed this instrument as of this 19th day of December
2017

	/s/ Kathleen D. Fuentes
	____________________________________
	Secretary
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